Exhibit 10.84

Agreement dated November 28, 2007

by and between

the Registrant and David G. Dickey

Summary of Key Points

1.	Responsibilities	Current Logistics, Customer Care, Strategic Mfg, Procurement, Legal, EH&S, and HR/Communications organizations

2.	Title to be mutually defined

3.	Corporate Officer		As Board of Directors approval permits

4.	Base Salary	$350,000/yr or greater	Effective NLT 1/1/08

5.	2008 MIP	Minimum of 50% target

6.	2007 MIP	Paid at target or greater $135,000 or greater	1Q08 (normal cycle)

7.	RSO’s	$300,000 restricted shares	2 year time vesting Issue in 1Q08

8.	Flexperq	Participation as Executive Officer $32,000	Effective NLT 1/1/08

By:	/s/ David G. Dickey	By:	/s/ Robert L. Wood
Name:	David G. Dickey	Name:	Robert L. Wood
Date:	November 28, 2007